Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

APPLIED THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1 - Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share, offered by the selling stockholders(1)	457(a) 457(c)	14,285,714	$5.86(2)	$83,714,284.04(2)	$0.00014760	$12,356.23
Total				14,285,714		$83,714,284.04		$12,356.23

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock being registered hereunder include an indeterminate number of shares that may be issued in connection with shares splits, share dividends, recapitalizations or similar events.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average high and low sale price for the common shares on March 15, 2024 as reported on Bloomberg.